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                                                              EXHIBIT 10.7

                            NIPSCO INDUSTRIES, INC.
                         1994 LONG-TERM INCENTIVE PLAN

  1. PURPOSE. The purpose of the NIPSCO Industries, Inc. 1994 Long-Term Incentive Plan (the "Plan") is to further the earnings of NIPSCO Industries, Inc. (the "Company") and its subsidiaries. The Plan provides long-term incentives to those officers and key executives who make substantial contributions by their ability, loyalty, industry and invention. The Company intends that the Plan will thereby facilitate securing, retaining, and motivating management employees of high caliber and potential.

  2. ADMINISTRATION. The Plan shall be administered by the Nominating and Compensation Committee ("Committee") of the Board of Directors of the Company ("Board"). The Committee shall be composed of not fewer than two members of the Board who are not employed by the Company. No member of the Committee may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time, during the twelve-month period prior to such exercise or participation, he or she has been granted or awarded stock, restricted stock, stock options, stock appreciation rights or any other derivative security of the Company or an affiliate thereof under this Plan or any similar plan of the Company, except as permitted in Rule 16b-3(c)(2)(i)(A) through (D) under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Plan as set forth in Rule 16b-3, as it may be amended from time to time. If at any time any member of the Committee does not satisfy such disinterested administration requirements, no awards shall be made under this Plan to any person until such time as all members of the Committee satisfy such requirements. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of awards to officers and other key executive employees under the Plan (which need not be identical) and make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Committee under the Plan shall be conclusive and binding. No member of the Board or the Committee shall be liable for any action taken, or determination made, hereunder in good faith. Service on the Committee shall constitute service as director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its by-laws.

  3. COMMON SHARES SUBJECT TO THE PLAN. (a) Subject to the provisions of
Section 3(b), the shares that may be issued, or may be the measure of stock appreciation rights granted, under the Plan shall not exceed in the aggregate 2,500,000 of the common shares without par value of the

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Company (the "Common Shares"). Such shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated, unexercised as to such shares, shall again be available under the Plan.

  (b) The number of shares of Common Shares subject to the Plan and to Options granted under the Plan shall be adjusted as follows: (i) in the event that the number of outstanding shares of Common Shares is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to awards previously granted thereunder shall be proportionately adjusted,
(ii) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, in its sole discretion, for each share of Common Shares then subject to the Plan and for each share of Common Shares then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Shares of the Company are entitled pursuant to the transaction, and (iii) in the event of any other change in the capitalization of the Company, the Committee, in its sole discretion, shall provide for an equitable adjustment in the number of shares of Common Shares then subject to the Plan and to each share of Common Shares then subject to an award granted under the Plan.

  4. PARTICIPANTS. Persons eligible to participate shall be limited to those officers and other key executive employees of the Company and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact upon profitability. Directors who are not otherwise officers or employees shall not be eligible to participate in the Plan.

  5. AWARDS UNDER THE PLAN. Awards under the Plan may be in the form of stock options (both options designed to satisfy statutory requirements necessary to receive favorable tax treatment pursuant to any present or future legislation and options not designed to so qualify), incentive stock options, stock appreciation rights, performance units or shares, and restricted shares or such combinations of the above as the Committee may in its discretion deem appropriate.

  6. SECTION 162(M) LIMITATIONS. Subject to Section 3(b) of the Plan, the maximum number of Options granted to any person who qualifies as an executive officer named from time to time in the summary compensation table in the Company's annual meeting proxy statement and who is employed by the Company on the last day of the taxable year (the "SCT Executives") shall be 25,000 options to purchase Common Shares per year and 250,000 options to purchase Common Shares during the term of the Plan. The maximum number of restricted stock awards granted to any SCT Executive shall be 25,000 shares per year, provided, however, that no more than 25,000 shares of restricted stock may be awarded in any three-year period and that the maximum number of shares of restricted stock granted to any SCT Executive during the term of the Plan shall be 75,000.


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  7. NONQUALIFIED STOCK OPTIONS. Options shall be evidenced by stock option agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

    (A) OPTION PRICE. The purchase price per share deliverable upon the exercise of an option shall not be less than 100% of the fair market value of the share on the day the option is granted, as determined by the Committee. Fair market value shall be the average of the high and low prices on the New York Stock Exchange Composite Transactions on the date of the grant.

    (B) EXERCISE OF OPTION. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the option exercise period shall not commence earlier than six months after the date of the grant of the option nor end later than ten years after the date of the grant of the option. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

    (C) PAYMENT FOR SHARES. Except as otherwise provided in the Plan or in any option agreement, the optionee shall pay the purchase price of the Common Shares upon exercise of any option (i) in cash, (ii) in cash received from a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed option (however, in the case of an optionee subject to Section 16 of the 1934 Act, this payment option shall only be available to the extent such insider complies with Regulation T issued by the Federal Reserve Board), (iii) by delivering Common Shares having an aggregate fair market value on the date of exercise equal to the option exercise price, (iv) by directing the Company to withhold such number of Common Shares otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the option exercise price, (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or (vi) by any combination of (i), (ii), (iii), (iv) and (v). In the case of an election pursuant to (i) or (ii) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to NIPSCO Industries, Inc. In the case of payment pursuant to (ii), (iii) or
  (iv) above, the optionee's election must be made on or prior to the date of exercise and shall be irrevocable. In the case of an optionee who is subject to Section 16 of the 1934 Act and who elects payment pursuant to
  (iv) above, the election must be made in writing either (A) within the ten
  (10) business days beginning on the third business day following release of the Company's quarterly or annual summary consolidated statements of earnings and ending on the twelfth business day following such day, or (B) at least six (6) months prior to the date of


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  exercise of such option. In lieu of a separate election governing each exercise of an option, an optionee may file a blanket election with the Committee which shall govern all future exercises of options until revoked by the optionee. The Company shall issue, in the name of the optionee, stock certificates representing the total number of Common Shares issuable pursuant to the exercise of any option as soon as reasonably practicable after such exercise, provided that any Common Shares purchased by an optionee through a broker-dealer pursuant to clause (ii) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. (S) 220.3(e)(4) or other applicable provision of law.

    (D) TRANSFERABILITY. Each stock option agreement shall provide that it is not transferable by the optionee otherwise than by will or the laws of descent or distribution.

    (E) RIGHTS UPON TERMINATION OF EMPLOYMENT. In the event that an optionee ceases to be an employee for any cause other than death, disability or retirement, the optionee shall have the right to exercise the option during its term within a period of thirty days after such termination to the extent that the option was exercisable at the date of such termination of employment, or during such other period and subject to such terms as may be determined by the Committee. In the event that an optionee dies, retires, or becomes disabled prior to termination of his option without having fully exercised his option, the optionee or his successor shall have the right to exercise the option during its term within a period of three years after the date of such termination due to death, disability or retirement, to the extent that the option was exercisable at the date of termination due to death, disability or retirement, or during such other period and subject to such terms as may be determined by the Committee. For purposes of this Plan, the term "disability" shall mean disability as defined in the Company's Long-Term Disability Plan. The Committee, in its sole discretion, shall determine the date of any disability. The term "retirement" shall mean retirement as defined in the Company's pension plan.

  8. INCENTIVE STOCK OPTIONS. Incentive stock options shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

    (A) OPTION PRICE. Except as otherwise provided in Section 8(b), the purchase price per share of stock deliverable upon the exercise of an incentive stock option shall not be less than 100% of the fair market value of the stock on the day the option is granted, as determined by the Committee.

    (B) EXERCISE OF OPTION. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the option period shall not commence earlier than six months after the date of the grant of the option nor end later than ten years after the date of the grant of the option. The aggregate fair


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  market value (determined with respect to each incentive stock option at the time of grant) of the Common Shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000. If the aggregate fair market value (determined at the time of grant) of the Common Shares subject to an option, which first becomes exercisable in any calendar year exceeds the limitation of this Section 8(b), so much of the option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder shall be a nonqualified stock option; but in all other respects, the original option agreement shall remain in full force and effect. As used in this Section 8, the words "parent" and "subsidiary" shall have the meanings given to them in Section 425(e) and 425(f) of the Internal Revenue Code. Notwithstanding anything herein to the contrary, if an incentive stock option is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, within the meaning of Section 422(b)(6) of the Internal Revenue Code, (i) the purchase price of each common share subject to the incentive stock option shall be not less than one hundred ten percent (110%) of the fair market value of the Common
  Shares on the date the incentive stock option is granted, and (ii) the incentive stock option shall expire and all rights to purchase shares thereunder shall cease no later than the fifth anniversary of the date the incentive stock option was granted.

    (C) PAYMENT FOR SHARES. Except as otherwise provided in the Plan or in any option agreement, the optionee shall pay the purchase price of the Common Shares upon exercise of any option (i) in cash, (ii) in cash received from a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed option (however, in the case of an optionee subject to Section 16 of the 1934 Act, this payment option shall only be available to the extent such insider complies with Regulation T issued by the Federal Reserve Board), (iii) by delivering Common Shares having an aggregate fair market value on the date of exercise equal to the option exercise price, (iv) by directing the Company to withhold such number of Common Shares otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the option exercise price, (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or (vi) by any combination of (i), (ii), (iii), (iv) and (v). In the case of an election pursuant to (i) or (ii) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to NIPSCO Industries, Inc. In the case of payment pursuant to (ii), (iii) or
  (iv) above, the optionee's election must be made on or prior to the date of exercise and shall be irrevocable. In the case of an optionee who is subject to Section 16 of the 1934 Act and who elects payment pursuant to
  (iv) above, the election must be made in writing either (A) within the ten (10) business days beginning on the third business day following release of the


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  Company's quarterly or annual summary consolidated statements of earnings and ending on the twelfth business day following such day, or (B) at least six (6) months prior to the date of exercise of such option. In lieu of a separate election governing each exercise of an option, an optionee may file a blanket election with the Committee which shall govern all future exercises of options until revoked by the optionee. The Company shall issue, in the name of the optionee, stock certificates representing the total number of Common Shares issuable pursuant to the exercise of any option as soon as reasonably practicable after such exercise, provided that any Common Shares purchased by an optionee through a broker-dealer pursuant to clause (ii) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. (S) 220.3(e)(4) or other applicable provision of law.

    (D) TRANSFERABILITY. Each stock option agreement shall provide that it is not transferable by the optionee otherwise than by will or the laws of descent or distribution.

    (E) RIGHTS UPON TERMINATION OF EMPLOYMENT. In the event that an optionee ceases to be an employee for any cause other than death, disability or retirement, the optionee shall have the right to exercise the option during its term within a period of thirty days after such termination to the extent that the option was exercisable at the date of such termination of employment, or during such other period and subject to such terms as may be determined by the Committee. In the event that an optionee dies, retires, or becomes disabled prior to termination of his option without having fully exercised his option, the optionee or his successor shall have the right to exercise the option during its term within a period of three years after the date of such termination due to death, disability or retirement, to the extent that the option was exercisable at the date of termination due to death, disability or retirement, or during such other period and subject to such terms as may be determined by the Committee. Notwithstanding the foregoing, in accordance with Section 422 of the Internal Revenue Code, if an incentive stock option is exercised more than ninety days after termination of employment, that portion of the option exercised after such date shall automatically be a nonqualified stock option, but in all other respects, the original option agreement shall remain in full force and effect.

The provisions of this section 8 shall be construed and applied, and (subject to the limitations of section 20) shall be amended from time to time so as to comply with Section 422 or its successors of the Internal Revenue Code and Regulations issued thereunder.

  9. STOCK APPRECIATION RIGHTS. Stock appreciation rights shall be evidenced by stock appreciation right agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

    (A) AWARD. A stock appreciation right shall entitle the grantee to receive upon exercise the excess of (i) the fair market value of a specified number of shares of the Company Common


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  Shares at the time of exercise over (ii) a specified price which shall not be less than 100% of the fair market value of the shares at the time the appreciation right was granted, or, if connected with a previously issued stock option, not less than 100% of the fair market value of the shares at the time such option was granted. A stock appreciation right may be granted in connection with all of any portion of a previously or contemporaneously granted stock option or not in connection with a stock option.

    (B) TERM. Stock appreciation rights shall be granted for a period of not less than one year nor more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant, subject to the following:

      (i) No stock appreciation right shall be exercisable in whole or in part, during the six-month period starting with the date of grant; and

      (ii) Stock appreciation rights will be exercisable only during a grantee's employment except that in the discretion of the Committee a stock appreciation right may be made exercisable for up to thirty days after the grantee's employment is terminated for any reason other than death, disability or retirement. In the event that a grantee dies, retires, or becomes disabled without having fully exercised his stock appreciation rights, the grantee or his successor shall have the right to exercise the stock appreciation rights during their term within a period of three years after the date of such termination due to death, disability or retirement to the extent that the right was exercisable at the date of such termination, or during such other period and subject to such terms as may be determined by the Committee.

      The Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

    (C) PAYMENT. Upon exercise of a stock appreciation right, payment shall be made in cash, in the form of Common Shares at Fair Market Value, or in a combination thereof, as the Committee may determine.

  10. PERFORMANCE UNITS. Performance Units ("Units") shall be evidenced by performance unit agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

    (A) PERFORMANCE PERIOD. At the time of award, the Committee shall establish with respect to each unit award a performance period of not less than two, nor more than five years.



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    (B) VALUATION OF UNITS. At the time of award, the Committee shall establish with respect to each such award a value for each Unit which shall not thereafter change, or which may vary thereafter determinable from criteria specified by the Committee at the time of award.

    (C) PERFORMANCE TARGETS. At the time of award, the Committee shall establish maximum and minimum performance targets to be achieved with respect to each award during the performance period. The participant shall be entitled to payment with respect to all Units awarded if the maximum target is achieved during the performance period, but shall be entitled to payment with respect to a portion of the Units awarded according to the level of achievement of performance targets, as specified by the Committee, for performance during the performance period which meets or exceeds the minimum target but fails to meet the maximum target.

    The performance targets established shall relate to corporate, division, or unit performance and may be established in terms of growth in gross revenue, earnings per share, ratio of earnings to shareholders' equity or to total assets or such other performance standards as determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

    (D) ADJUSTMENTS. At any time prior to payment of the Units, the Committee may adjust previously established performance targets and other terms and conditions, including the corporation's, or division's or unit's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items or events.

    (E) PAYMENTS OF UNITS. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Units. Payment shall be made in cash, in the form of Common Shares at Fair Market Value, or in a combination thereof, as the Committee may determine.

    (F) TERMINATION OF EMPLOYMENT. In the event that a participant holding a Unit award ceases to be an employee prior to the end of the applicable performance period by reason of death, disability or retirement, his Units, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period in proportion to the active service of the participant during the performance period, as determined by the Committee. Upon any other termination of employment, participation shall terminate forthwith and all outstanding Units held by the participant shall be cancelled.


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    (G) OTHER TERMS. The unit agreements shall contain such other terms and provisions and conditions not inconsistent with this Plan as shall be determined by the Committee.

  11. RESTRICTED STOCK AWARDS. Restricted Stock Awards under the Plan shall be in the form of Common Shares of the Company, restricted as to transfer and subject to forfeiture, and shall be evidenced by restricted stock agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

      (A) RESTRICTION PERIOD. Shares awarded pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation: prohibitions against transfer, substantial risks of forfeiture, attainment of performance objectives and repurchase by the corporation or right of first refusal, and for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to a participant.

      (B) RESTRICTIONS UPON TRANSFER. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such shares. Subject to the foregoing, and except as otherwise provided in the Plan, the participant shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote such shares.

      (C) CERTIFICATES. Each certificate issued in respect of shares awarded to a participant shall be deposited with the Company, or its designee, and shall bear the following legend:

      "This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the NIPSCO Industries, Inc. 1994 Long-Term Incentive Plan and an Agreement entered into by the registered owner. Release from such terms and conditions shall obtain only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of said Company."

    (D) LAPSE OF RESTRICTIONS. The Agreement shall specify the terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Common Shares, free of the foregoing restrictive legend, shall be issued to the participant or his legal representative.


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    (E) TERMINATION PRIOR TO LAPSE OF RESTRICTIONS. In the event of a participant's termination of employment, other than due to death, disability or retirement, prior to the lapse of restrictions applicable to any shares awarded to such participant, all shares as to which there still remains unlapsed restrictions shall be forfeited by such participant without payment of any consideration to the participant, and neither the participant nor any successors, heirs, assigns, or personal representatives of such participant shall thereafter have any further rights or interest in such shares or certificates.

  12. SUPPLEMENTAL CASH PAYMENTS. Subject to the Company's discretion, stock option, incentive stock option, stock appreciation right, performance unit or restricted stock agreements may provide for the payment of a supplemental cash payment to a participant promptly after the exercise of an option or stock appreciation right, or, at the time of payment of a performance unit or at the end of a restriction period of a restricted stock award. Supplemental cash payments shall be subject to such terms and conditions as shall be provided by the Committee at the time of grant, provided that in no event shall the amount of each payment exceed:

    (a) In the case of an option, the excess of the fair market value of a common share on the date of exercise over the option price multiplied by the number of shares for which such option is exercised, or

    (b) In the case of a stock appreciation right, performance unit or restricted stock award, the value of the shares and other consideration issued in payment of such award.

  13. GENERAL RESTRICTIONS. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Common Shares, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of Common Shares thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained, free of any conditions not acceptable to the Committee.

  14. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for shares are issued to him.

  15. EMPLOYMENT RIGHTS. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in employment or affect any right which his employer may have to terminate the employment of such participant.


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  16. TAX-WITHHOLDING. Whenever the Company proposes or is required to issue or transfer Common Shares to a participant under the Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In lieu of requiring a participant to make a payment to the Company in an amount related to the withholding tax requirement, the Committee may, in its discretion, provide that at the participant's election, the tax withholding obligation shall be satisfied by the Company's withholding a portion of the shares otherwise distributable to the participant, such shares being valued at their fair market value at the date of exercise, or by the participant's delivering to the Company a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as of the date of delivery of such shares by the participant to the Company. For this purpose, the amount of required withholding shall be a specified rate not less than the statutory minimum federal and state withholding rate and not greater than the maximum federal, state and local (if any) marginal tax rate applicable to the participant and to the particular transaction. Notwithstanding any provision of the Plan to the contrary, a participant's election pursuant to the preceding sentences (a) must be made on or prior to the date as of which income is realized by the recipient in connection with the particular exercise transaction, (b) must be irrevocable, and (c) if the election is made by a participant who is subject to Section 16 of the 1934 Act, must be made in writing either (A) within the ten (10) business days beginning on the third business day following the release of the Company's quarterly or annual summary consolidated statements of earnings and ending on the twelfth business day following such day, or (B) at least six (6) months prior to the effective date of the particular exercise transaction. In lieu of a separate election on each effective date of each exercise transaction, a participant may file a blanket election with the Committee which shall govern all future exercise transactions until revoked by the participant.

  17. CHANGE IN CONTROL. (a) Effect of Change in Control. Notwithstanding any of the provisions of the Plan or any agreement evidencing awards granted hereunder, upon a Change in Control of the Company (as defined in Section 17(b)) all outstanding awards shall become fully exercisable and all restrictions thereon shall terminate in order that participants may fully realize the benefits thereunder. Further, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any award, either at the time such award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the exercise of any


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




such award for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Shares covered thereby had such award been currently exercisable; (ii) provide for the vesting or termination of the restrictions on any such award; (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (iv) cause any such award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

  (b) Definition of Change in Control. The term "Change in Control" shall mean the occurrence, at any time during the specified term of an Option granted under the Plan, of any of the following events:

    (i) The occurrence of any "Distribution Date," as such term is defined in
  Section 3 of the Rights Agreement between the Company and Harris Trust and Savings Bank dated February 27, 1990, as such may be amended from time to time;

    (ii) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other person are owned in the aggregate by the shareholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than the Acquiror or any corporation or other person controlling, controlled by or under common control with the Acquiror;

    (iii) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the shareholders of the Company, directly or indirectly, immediately prior to such sale, other than the Acquiror or any corporation or other person controlling, controlled by or under common control with the Acquiror; or

    (iv) The election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (i) three Directors or (ii) Directors constituting a majority of the number of Directors of the Company then in office.

  18. AMENDMENT OR TERMINATION. The Board or the Committee may at any time terminate, suspend or modify the Plan without the authorization of shareholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the 1934 Act, insofar as shareholder approval thereof is not required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any participant under an award granted before the date of such termination, suspension or modification, unless


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



such participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

  19. EFFECT ON OTHER PLANS. Unless otherwise specifically provided, participation in this Plan shall not preclude an employee's eligibility to participate in any other benefit or incentive plan and any awards made pursuant to this Plan shall not be considered as compensation in determining the benefits provided under any other plan.

  20. DURATION OF THE PLAN. The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares or the payment of cash, but no award shall be granted more than ten years after the date the Plan is approved by the shareholders, which shall be its effective date of adoption.





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